SUB-ITEM 77D: Policies With Respect to Security Investments

Salient Adaptive Balanced Fund

Effective January 22, 2016, the Principal Investment Strategies of the Salient Adaptive Balanced Fund (the Fund) (prior to May 1, 2016 known as the Forward Growth Allocation Fund) were revised to reflect that (i) the Fund s advisor, Forward Management, LLC ( Forward Management ), utilizes a top-down approach to portfolio construction by allocating the Fund s assets to those strategies and asset classes that strongly exhibit characteristics of valuation, total return and/or diversification; (ii) under normal conditions, the Fund will invest in a core allocation of alternative asset classes focusing on risk parity, advanced diversification and volatility targeting strategies; and (iii) in addition to these core alternative holdings, Forward Management will tactically modify the asset allocation of the Fund in response to Forward Management s outlook for the economy, financial markets generally and/or relative market valuation of the asset classes represented by each underlying Fund, which are certain of the related investment companies managed by subsidiaries of Salient Partners, L.P. ( Underlying Funds ); and (iv) the strategies and asset classes in which the Fund may invest are generally limited to the strategies and asset classes of the Underlying Funds. Further, the Principal Risks of the Fund were modified to include the following risks: Commodity Sector Risk, Currency Transactions Risk, Foreign Securities Risk, Liquidity Risk, Momentum Style Risk, Short Sales Risk, Small and Medium Capitalization Stocks Risk, Subsidiary Risk, and Tax Reform Risk. These changes are further described in the November 20, 2015 supplement to the Fund s current prospectuses as filed with the SEC via EDGAR on November 20, 2015 pursuant to Rule 497(e) under the Securities Act of 1933, as amended (Accession No. 0001193125-15-383604). Such descriptions are incorporated herein by reference.

Effective May 1, 2016, the Principal Investment Strategies of the Fund were revised to reflect that the Fund is a risk-targeted portfolio that invests primarily in other Salient Funds (the Underlying Funds ) in order to gain exposure to global equity markets, global interest rate markets, global credit markets, and global commodity markets. Risk-targeted means a portfolio management process by which the Adviser seeks to maintain a consistent, chosen level of risk as measured by the annualized standard deviation of returns. The portfolio targets a constant volatility level that is similar to the long-term volatility of the Adaptive Balanced Blended Index, which consists of 60% MSCI World Index and 40% of the Barclays Global Aggregate Index, while simultaneously seeking to provide a balance of growth and income with a moderate correlation to overall equity and bond markets. Further, the Principal Risks of the Fund were modified to include the following risks: Borrowing, Exchange-Traded Funds, Exchange-Traded Notes, Government-Sponsored Enterprises, Hedging, Lower-rated Debt Securities ( Junk Bond ) Risk, Manager Risk, Market Risk, Master Limited Partnership Risk, Model and Data Risk, Mortgage-Related and Other Asset-Backed Securities Risk, Municipal Bonds Risk, Overseas Exchanges Risk, Real Estate Securities and REITs Risk, Restricted and Illiquid Securities Risk, Securities Issued by Other Investment Companies Risk, Sovereign Debt Risk, and Underlying Funds Risk. These changes are further described in the Fund s prospectus and statement of additional information as filed with the SEC via EDGAR on April 29, 2016 in Post-Effective Amendment No. 123 to the Registrant s registration statement on Form N 1A under the 1933 Act and Amendment No. 123 to the Registrant s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-16-569516). Such descriptions are incorporated herein by reference.

Salient Adaptive Income Fund

Effective May 1, 2016, the Principal Investment Strategies of the Salient Adaptive Income Fund (the Fund) (prior to May 1, 2016 known as the Forward Income Builder Fund) were revised to reflect that (i) the Fund is a risk-targeted portfolio that invests primarily in other Salient Funds (the Underlying Funds ) in order to gain exposure to a range of income-producing global equity markets, global interest rate markets, and global credit markets; and (ii) the strategies and asset classes in which the Fund may invest are generally limited to the strategies and asset classes of the Underlying Funds. Further, the Principal Risks of the Fund were modified to include the following risks: Manager Risk, Market Risk, Master Limited Partnership Risk, Model and Data Risk, Mortgage-Related and Other Asset-Backed Securities Risk, Portfolio Turnover Risk, Securities Issued by Other Investment Companies Risk, Small and Medium Capitalization Stocks Risk, Sovereign Debt Risk and Underlying Funds Risk. These changes are further described in the Fund s prospectus and statement of additional information as filed with the SEC via EDGAR on April 29, 2016 in Post-Effective Amendment No. 123 to the Registrant s registration statement on Form N 1A under the 1933 Act and Amendment No. 123 to the Registrant s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-16-569516). Such descriptions are incorporated herein by reference.

Salient Adaptive US Equity Fund

Effective January 4, 2016, the Principal Investment Strategies of the Salient Adaptive US Equity Fund (the Fund) (prior to May 1, 2016 known as the Forward Total MarketPlus Fund) were revised to allow the Fund to invest at least 80% of its net assets plus borrowings for investment purposes, if any, in equity securities or exchange-traded funds listed on an exchange in the United States. Further, the Principal Risks of the Fund were modified to include Exchange-Traded Funds Risk. These changes are further described in the October 30, 2015 supplement to the Fund s then-current prospectuses and statement of additional information as filed with the Securities and Exchange Commission ( SEC ) via EDGAR on October 30, 2015 pursuant to Rule 497 under the Securities Act of 1933, as amended (the 1933 Act ) (Accession No. 0001193125-15-360451).

Salient Commodity Long/Short Strategy Fund

Effective May 1, 2016, the Principal Investment Strategies of the Salient Commodity Long/Short Strategy Fund (the Fund) (prior to May 1, 2016 known as the Forward Commodity Long/Short Strategy Fund) were revised to reflect that the Fund may (i) invest in exchange-traded funds ( ETFs ), and (ii) invest in both U.S. and non-U.S. securities as well as companies located in emerging market countries. Further, the Principal Risks of the Fund were modified to include the following risks: Hedging Risk, Manager Risk, Market Risk, Model and Data Risk, and Securities Issued by Other Investment Companies Risk. These changes are further described in the Fund s prospectus and statement of additional information as filed with the SEC via EDGAR on April 29, 2016 in Post-Effective Amendment No. 123 to the Registrant s registration statement on Form N 1A under the 1933 Act and Amendment No. 123 to the Registrant s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-16-569516). Such descriptions are incorporated herein by reference.

Salient EM Corporate Debt Fund

Effective January 4, 2016, the Principal Investment Strategies of the Salient EM Corporate Debt Fund (the Fund) (prior to May 1, 2016 known as the Forward EM Corporate Debt Fund) were revised to reflect that derivative instruments may represent the fixed income investments under the Fund s policy of investing, under normal conditions, at least 80% of its net assets plus borrowings for investment purposes, if any, in a diversified portfolio of fixed income securities of companies located in emerging market countries. The Principal Investment Strategies of the Fund were also revised to add that the Fund may (i) sell securities short in an amount up to 20% of the Fund s net asset value; (ii) invest without limitation in derivatives to seek to achieve investment returns consistent with the Fund s investment objective and for hedging purposes; (iii) invest up to 20% of its net assets in the sovereign debt of emerging market countries; (iv) engage in transactions that seek to hedge interest rate risk; (v) invest without limitation in unrated securities; (vi) invest in limited partnership units and equities; and (vii) maintain its portfolio duration within a range of plus or minus four years of the Fund s benchmark. Further, the Principal Risks of the Fund were modified to include the following risks: Equity Securities Risk, Securities Issued by Other Investment Companies Risk, Short Sales Risk and Sovereign Debt Risk. These changes are further described in (i) the October 30, 2015 supplement to the Fund s then-current prospectuses and statement of additional information as filed with the Securities and Exchange Commission ( SEC ) via EDGAR on October 30, 2015 pursuant to Rule 497(e) under the Securities Act of 1933, as amended (the 1933 Act ) (Accession No. 0001193125-15-360681); and (ii) the Fund s prospectus and statement of additional information as filed with the SEC via EDGAR on December 30, 2015 in Post-Effective Amendment No. 119 to the Registrant s registration statement on Form N 1A under the 1933 Act and Amendment No. 119 to the Registrant s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-15-417838). Such descriptions are incorporated herein by reference.

Salient EM Dividend Signal Fund

Effective May 1, 2016, the Principal Risks of the Salient EM Dividend Signal Fund (the Fund) (prior to May 1, 2016 known as the Forward Emerging Markets Fund) were modified to include the following risks: Exchange-Traded Notes Risk, and Restricted and Illiquid Securities Risk. These changes are further described in the Fund s prospectus and statement of additional information as filed with the SEC via EDGAR on April 29, 2016 in Post-Effective Amendment No. 123 to the Registrant s registration statement on Form N 1A under the 1933 Act and Amendment No. 123 to the Registrant s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-16-569516). Such descriptions are incorporated herein by reference.

Salient EM Infrastructure Fund

Effective May 1, 2016, the Principal Investment Strategies of the Salient EM Infrastructure Fund (the Fund) (prior to May 1, 2016 known as the Forward Global Infrastructure Fund) were revised to reflect that the Fund considers a company to be in an emerging market if the company s assets are exposed to the economic fortunes and risks of one or more emerging market countries, by, among other things, being (i) organized under the laws of an emerging markets country, (ii) traded principally in an emerging markets country, or (iii) deriving a material portion of their revenues or profits from activities in emerging markets countries. The Principal Investment Strategies of the Fund were also revised to reflect that the Fund may also invest in real estate securities, real estate investment trusts, and master limited partnerships. Further, the Principal Risks of the Fund were modified to include the following risks: Exchange-Traded Funds Risk, Exchange-Traded Notes Risk, Lower-Rated Debt Securities ( Junk Bonds ) Risk, Manager Risk, Market Risk, Master Limited Partnership Risk, and Small and Medium Capitalization Stocks Risk. These changes are further described in the Fund s prospectus and statement of additional information as filed with the SEC via EDGAR on April 29, 2016 in Post-Effective Amendment No. 123 to the Registrant s registration statement on Form N 1A under the 1933 Act and Amendment No. 123 to the Registrant s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-16-569516). Such descriptions are incorporated herein by reference.

Salient Frontier Strategy Fund

Effective May 1, 2016, the Salient Frontier Strategy Fund (the Fund ) (prior to May 1, 2016 known as the Forward Frontier Strategy Fund) elected to be qualified as a diversified series of the Trust. The Fund may not resume operating in a non diversified manner without first obtaining shareholder approval. Also, the Fund s Principal Risks of the Fund were modified to include the following risks: Equity Securities Risk, Exchange-Traded Funds Risk, Manager Risk, Market Risk, and Overseas Exchanges Risk. These changes are further described in the Fund s prospectus and statement of additional information as filed with the SEC via EDGAR on April 29, 2016 in Post-Effective Amendment No. 123 to the Registrant s registration statement on Form N 1A under the 1933 Act and Amendment No. 123 to the Registrant s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-16-569516). Such descriptions are incorporated herein by reference.

Salient High Yield Fund

Effective January 4, 2016, the Principal Investment Strategies of the Salient High Yield Fund (the Fund ) (prior to May 1, 2016 known as the Forward High Yield Bond Fund) were revised to delete references to the Fund s former sub-advisor (First Western Capital) and add that the Fund may (i) sell securities short in an amount up to 20% of the Fund s net asset value; (ii) invest without limitation in derivatives and mortgage-related and other asset-backed securities; (iii) employ leveraged investment techniques to increase the Fund s exposure to specific investment opportunities, including the use of a credit line and delayed delivery and forward commitment transactions, such as repurchase and reverse repurchase agreements, as well as credit default swaps, currency swaps and interest rate swaps; (iv) engage in transactions that seek to hedge interest rate risk; and (v) maintain its portfolio duration within a range of plus or minus 50% of the Fund s benchmark. The Fund may also invest up to 20% of its net assets in securities denominated in foreign currencies and without limitation in U.S. dollar-denominated securities of foreign issuers, provided that any investments in securities and instruments that are economically tied to emerging market countries will be limited to 20% of the Fund s total assets. Further, the Principal Risks of the Fund were modified to include the following: Borrowing Risk, Emerging Market and Frontier Market Securities Risk, Equity Securities Risk, Foreign Securities Risk, Loans Risk, Mortgage-Related and Other Asset-Backed Securities Risk, and Short Sales Risk. These changes are further described in (i) the September 30, 2015 supplement to the Fund s then-current prospectuses and statement of additional information as filed with the Securities and Exchange Commission ( SEC ) via EDGAR on September 30, 2015 pursuant to Rule 497(e) under the Securities Act of 1933, as amended (the 1933 Act ) (Accession No. 0001193125-15-333949); and (ii) the Fund s prospectus and statement of additional information as filed with the SEC via EDGAR on December 30, 2015 in Post-Effective Amendment No. 119 to the Registrant s registration statement on Form N 1A under the 1933 Act and Amendment No. 119 to the Registrant s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-15-417838). Such descriptions are incorporated herein by reference.

Effective May 1, 2016, the Principal Investment Strategies of the Fund were revised to reflect that the Fund s investment, under normal conditions, of at least 80% of its net assets plus borrowings for investment purposes, if any, in lower-rated bonds may include bonds commonly referred to as junk bonds . The Principal Investment Strategies of the Fund were also revised to reflect that the Fund s may also invest without limitation collateralized loan obligations. Further, the Principal Risks of the Fund were modified to include the following risks: Hedging Risk, Leverage Risk, Market Risk, and Manager Risk. These changes are further described in the Fund s prospectus and statement of additional information as filed with the SEC via EDGAR on April 29, 2016 in Post-Effective Amendment No. 123 to the Registrant s registration statement on Form N 1A under the 1933 Act and Amendment No. 123 to the Registrant s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-16-569516). Such descriptions are incorporated herein by reference.

Salient International Dividend Signal Fund

Effective May 1, 2016, the Principal Investment Strategies of the Salient International Dividend Signal Fund (the Fund ) (prior to May 1, 2016 known as the Forward International Dividend Fund) were revised to reflect that the Fund may invest in equity securities of any capitalization. Further, the Principal Risks of the Fund were modified to include the following risks: Liquidity Risk, Manager Risk, Market Risk, and Small and Medium Capitalization Stocks Risk. These changes are further described in the Fund s prospectus and statement of additional information as filed with the SEC via EDGAR on April 29, 2016 in Post-Effective Amendment No. 123 to the Registrant s registration statement on Form N 1A under the 1933 Act and Amendment No. 123 to the Registrant s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-16-569516). Such descriptions are incorporated herein by reference.

Salient International Real Estate Fund

Effective May 1, 2016, the Principal Risks of the Salient International Real Estate Fund (the Fund ) (prior to May 1, 2016 known as the Forward International Real Estate Fund) were modified to include the following risks: Liquidity Risk, Manager Risk, Market Risk, and Mortgage-Related and Other Asset-Backed Securities Risk. These changes are further described in the Fund s prospectus and statement of additional information as filed with the SEC via EDGAR on April 29, 2016 in Post-Effective Amendment No. 123 to the Registrant s registration statement on Form N 1A under the 1933 Act and Amendment No. 123 to the Registrant s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-16-569516). Such descriptions are incorporated herein by reference.

Salient International Small Cap Fund

Effective May 1, 2016, the Principal Investment Strategies of the Salient International Small Cap Fund (the Fund ) (prior to May 1, 2016 known as the Forward International Small Companies Fund were revised to reflect that the add that the Fund may employ leveraged investment techniques to increase the Fund s exposure to specific investment opportunities, including the use of a credit line and delayed delivery and forward commitment transactions, such as repurchase and reverse repurchase agreements, as well as credit default swaps, currency swaps and interest rate swaps. Further, all aspects of the Fund, including the cash portion, will now be directly managed by the Sub-Advisor. Further, the Principal Risks of the Fund were modified to include the following risks: Borrowing Risk, Exchange-Traded Notes Risk, Leverage Risk, Liquidity Risk, Manager Risk; Market Risk and Sub-Advisor Risk. Cash and Cash Equivalents was removed as a principal risk. These changes are further described in the Fund s prospectus and statement of additional information as filed with the SEC via EDGAR on April 29, 2016 in Post-Effective Amendment No. 123 to the Registrant s registration statement on Form N 1A under the 1933 Act and Amendment No. 123 to the Registrant s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-16-569516). Such descriptions are incorporated herein by reference.

Salient Investment Grade Fund

Effective May 1, 2016, the Principal Investment Strategies of the Salient Investment Grade Fund (the Fund ) (prior to May 1, 2016 known as the Forward Investment Grade Fixed-Income Fund) were revised to reflect that the Fund s duration will typically be within four years of the Fund s changed benchmark, the Barclays U.S. Aggregate Index. Further, the Principal Risks of the Fund were modified to include the following risks: Cash and Cash Equivalents Risk, Manager Risk, and Market Risk. These changes are further described in the Fund s prospectus and statement of additional information as filed with the SEC via EDGAR on April 29, 2016 in Post-Effective Amendment No. 123 to the Registrant s registration statement on Form N 1A under the 1933 Act and Amendment No. 123 to the Registrant s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-16-569516). Such descriptions are incorporated herein by reference.

Salient Real Estate Fund

Effective May 1, 2016, the Principal Risks of the Salient Real Estate Fund (the Fund ) (prior to May 1, 2016 known as the Forward Real Estate Fund) were modified to include the following risks: Liquidity Risk, Lower-Rated Debt Securities ( Junk Bonds ) Risk, Manager Risk, Market, Mortgage-Related and Other Asset-Backed Securities Risk, and Small and Medium Capitalization Stocks Risk. These changes are further described in the Fund s prospectus and statement of additional information as filed with the SEC via EDGAR on April 29, 2016 in Post-Effective Amendment No. 123 to the Registrant s registration statement on Form N 1A under the 1933 Act and Amendment No. 123 to the Registrant s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-16-569516). Such descriptions are incorporated herein by reference.

Salient Select Income Fund

Effective May 1, 2016, the Principal Investment Strategies of the Salient Select Income Fund (the Fund ) (prior to May 1, 2016 known as the Forward Select Income Fund) were revised to reflect that the Fund s investments invest in debt securities of any maturity include bonds commonly referred to as junk bonds. Further, the Principal Risks of the Fund were modified to include the following risks: Liquidity, Lower-Rated Debt Securities ( Junk Bonds ) Risk, Manager Risk, Market Risk, Mortgage-Related and Other Asset-Backed Securities Risk, and Small and Medium Capitalization Stocks Risk. These changes are further described in the Fund s prospectus and statement of additional information as filed with the SEC via EDGAR on April 29, 2016 in Post-Effective Amendment No. 123 to the Registrant s registration statement on Form N 1A under the 1933 Act and Amendment No. 123 to the Registrant s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-16-569516). Such descriptions are incorporated herein by reference.

Salient Select Opportunity Fund

Effective May 1, 2016, the Principal Risks of the Salient Select Opportunity Fund (the Fund ) (prior to May 1, 2016 known as the Forward Select Opportunity Fund) were modified to include the following risks: Emerging Market and Frontier Market Securities Risk, Liquidity Risk, Lower-Rated Debt Securities ( Junk Bonds ) Risk, Manager Risk, Market Risk, Mortgage-Related and Other Asset-Backed Securities Risk, and Subsidiary Risk. These changes are further described in the Fund s prospectus and statement of additional information as filed with the SEC via EDGAR on April 29, 2016 in Post-Effective Amendment No. 123 to the Registrant s registration statement on Form N 1A under the 1933 Act and Amendment No. 123 to the Registrant s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-16-569516). Such descriptions are incorporated herein by reference.

Salient Tactical Growth Fund

Effective May 1, 2016, the Principal Risks of the Salient Tactical Growth Fund (the Fund ) (prior to May 1, 2016 known as the Forward Tactical Growth Fund) were modified to include the following risks: Manager Risk, Market Risk, Model and Data Risk, and Sub-Advisor Risk. These changes are further described in the Fund s prospectus and statement of additional information as filed with the SEC via EDGAR on April 29, 2016 in Post-Effective Amendment No. 123 to the Registrant s registration statement on Form N 1A under the 1933 Act and Amendment No. 123 to the Registrant s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-16-569516). Such descriptions are incorporated herein by reference.

Salient Tactical Muni & Credit Fund

Effective May 1, 2016, the Principal Risks of the Salient Tactical Muni Strategy Fund (the Fund ) (prior to May 1, 2016 known as the Forward Credit Analysis Long/Short Fund) were modified to include the following risks: Hedging Risk, Manager Risk, Market Risk, and Sub -Advisor Risk. These changes are further described in the Fund s prospectus and statement of additional information as filed with the SEC via EDGAR on April 29, 2016 in Post-Effective Amendment No. 123 to the Registrant s registration statement on Form N 1A under the 1933 Act and Amendment No. 123 to the Registrant s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-16-569516). Such descriptions are incorporated herein by reference.

Effective June 1, 2016, the Salient Tactical Muni Strategy Fund changed its name to the Salient Tactical Muni & Credit Fund (the Fund ). In connection with this name change, the Fund s Principal Investment Strategies were revised to reflect that under normal conditions, the Fund invests at least 80% of its net assets plus borrowings for investment purposes, if any, in tax-exempt municipal bonds, other types of tax-exempt or taxable fixed income securities, and derivatives that provide similar exposures. These changes are further described in the June 1, 2016 supplement to the Fund s current prospectuses as filed with the SEC via EDGAR on June 1, 2016 pursuant to Rule 497(e) under the Securities Act of 1933, as amended (Accession No. 0001193125-16-610027). Such descriptions are incorporated herein by reference.

Salient Tactical Real Estate Fund

Effective May 1, 2016, the Principal Investment Strategies of the Salient Tactical Real Estate Fund (the Fund ) (prior to May 1, 2016 known as the Forward Real Estate Long/Short Fund) were revised to reflect to reflect that the Fund s investments in (i) equity securities may be of any market capitalization, and (ii) debt obligations may be of any credit quality, including securities commonly referred to as junk bonds. Further, the Principal Risks of the Fund were modified to include the following risks: Liquidity Risk, Lower-Rated Debt Securities ( Junk Bonds ) Risk, Manager Risk, Market, Risk Mortgage-Related and Other Asset-Backed Securities Risk, and Small and Medium Capitalization Stocks Risk. These changes are further described in the Fund s prospectus and statement of additional information as filed with the SEC via EDGAR on April 29, 2016 in Post-Effective Amendment No. 123 to the Registrant s registration statement on Form N 1A under the 1933 Act and Amendment No. 123 to the Registrant s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-16-569516). Such descriptions are incorporated herein by reference.

Salient US Dividend Signal Fund

Effective May 1, 2016, the Principal Risks of the Salient US Dividend Signal Fund (the Fund ) (prior to May 1, 2016 known as the Forward Dynamic Income Fund) were modified to include the following risks: Manager Risk and Market Risk. These changes are further described in the Fund s prospectus and statement of additional information as filed with the SEC via EDGAR on April 29, 2016 in Post-Effective Amendment No. 123 to the Registrant s registration statement on Form N 1A under the 1933 Act and Amendment No. 123 to the Registrant s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-16-569516). Such descriptions are incorporated herein by reference.